Exhibit 99.1

TherapeuticsMD Receives U.S. Food and Drug Administration (FDA) Approval for Supplemental New Drug Application (sNDA) for ANNOVERA®

- ANNOVERA is the only FDA-approved procedure-free, long-lasting, reversible birth control -

- With this approval, the Company expects a significant reduction in its manufacturing batch rejections and an increase in future product supply and will enable the Company to better meet short- and long-term customer demand -

BOCA RATON, Fla.--(BUSINESS WIRE)—May 20, 2022-- TherapeuticsMD, Inc. (NASDAQ:TXMD) (“TXMD” or the “Company”), an innovative, leading women’s healthcare company, today announced the FDA’s approval of a supplemental New Drug Application (sNDA) for ANNOVERA. The sNDA included minor revisions to ANNOVERA’s in vitro release testing specification that allowed for normal manufacturing variability.

With the approval of the sNDA, the Company believes approximately 7,000 additional rings will be able to enter our supply chain and will be available to customers in the second and third quarters of 2022. Today's sNDA approval will enable TherapeuticsMD to better meet short- and long-term customer demand.

“Today’s approval is an important milestone as it will allow us to more efficiently scale, manufacture, and consistently supply ANNOVERA to meet the increasing demand by women who want procedure-free, long-lasting reversible birth control,” said Hugh O’Dowd, Chief Executive Officer of TherapeuticsMD.

ANNOVERA was approved by the FDA in August 2018 as the only long-lasting, reversible, procedure-free birth control.

Please see the Full Prescribing Information, including indication and Boxed WARNING, for ANNOVERA (segesterone acetate and ethinyl estradiol vaginal system) at www.annovera.com/pi.pdf

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may,"

"anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; how the proceeds from the divestiture of the company’s vitaCare business will be utilized; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility and the company’s ability to refinance such facility; the effects of supply chain issues on the supply of the company’s products; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the impact of leadership transitions; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com